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                                                             EXHIBIT 10 - hhh
                                                CONFIDENTIAL TREATMENT REQUESTED

                           Joint Venture Agreement

     THIS AGREEMENT is made this 20th day of December, 1996

BETWEEN

MEMC ELECTRONIC MATERIALS INC, a company organized and incorporated under the laws of the State of Delaware, United States of America and having its principal place of business at 501, Pearl Drive, St. Peters, Missouri, United States of America of the one part

AND

KHAZANAH NASIONAL BERHAD [formerly called KHAZANAH HOLDINGS BERHAD], a company incorporated in Malaysia under the Companies Act 1965 and having its registered office at 27th Floor, Tower Block, Putra Place, 100 Jalan Putra, 50622 Kuala Lumpur, Malaysia of the other part.

     WHEREAS:-

I.   MEMC

     A) MEMC has extensive experience and technical expertise and know-how in the manufacture and sale worldwide of the Product.

     B) MEMC is the proprietor of the Trade Mark used on the Product.


II.  KHAZANAH

     KHAZANAH is an investment holding company and holds equity interests in a large number of companies carrying on a wide range of businesses.


III. JVC

     The PARTIES have agreed to cooperate in the form of a joint venture upon the terms and conditions hereinafter appearing and by a joint venture company called "MEMC KULIM ELECTRONIC MATERIALS SDN BHD" established by the PARTIES, to carry on the business of manufacturers in Malaysia and sellers in the ASEAN Region of the Product.


IV.  JOINT VENTURE AGREEMENT

     The PARTIES are desirous of:-

     A) regulating the relationship between themselves as the holders of JVC Shares; and

     B) making provision for the management and operations of the JVC and the conduct of the JVC's affairs.


     NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained each PARTY HEREBY AGREES with the other PARTIES as follows:-


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1.       DEFINITIONS & INTERPRETATION

     1.1 Definitions

     In this Agreement, unless the context otherwise requires, the following expressions shall have the meanings set forth opposite such expressions:-

          "Annual Business Plan" : the JVC's annual business plan as adopted by the JVC for a financial year of the JVC

          "Appropriate Approvals" : all such approvals as may be required by applicable laws, policies and guidelines (upon terms acceptable to the relevant parties) and (as applicable) the FIC and MITI and any other Malaysian or other governmental or quasi-governmental authority to the purchase of JVC Shares pursuant to Clauses 4 and 11

          "ASEAN Region" : the following countries:-

                           i)    Thailand;
                           ii)   Singapore;
                           iii)  Malaysia;
                           iv)   Indonesia;
                           v)    Philippines; and
                           vi)   Brunei;
                           vii)  and for a period of 7 (Seven) years
                                 commencing from the Effective Date,
                                 Vietnam

                           excluding at all times, any other country which may be a member of the Association of South East
                           Asian Nations (ASEAN)

          "Certified Value" : in relation to a JVC Share, the value thereof as valued and certified by the Valuers (acting as experts and not as arbitrators):-

                           i)       by reference to the fair value of the JVC;

                           ii) on the assumption that if the JVC is, as at the date of valuation, carrying on business as a going concern, it would continue to do so; and

                           iii) on the basis of a sale and purchase between a willing seller and a willing purchaser made on ordinary commercial terms and on an armslength basis

          "Claimant" : the aggrieved PARTY who refers a dispute or difference to arbitration in accordance with Clause 19

          "Companies Act" : the Malaysian Companies Act 1965 and includes all subsidiary legislation thereto

          "Defaulting Party" : the PARTY referred to in Clauses 11.1.1 to 11.1.3

          "Distributorship Agreement" : the Distributorship Agreement between MEMC and the JVC (substantially in the form of the proof thereof annexed hereto as "Annexure D") and includes all amendments thereto in force from time to time

          "Effective Date" : the date of this Agreement

          "Encumbrance" : a lien, pledge, charge, mortgage, assignment or other encumbrance or security interest

          "Event of Default" : any of the events described in Clauses 11.1.1 to 11.1.3

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          "FIC" : FOREIGN INVESTMENT COMMITTEE, MALAYSIA

          "Intermediate Products" : Silicon ingots and unfinished Wafers

          "JVC" : "MEMC KULIM ELECTRONIC MATERIALS SDN BHD" a company incorporated in Malaysia and having its registered office at 102, 1st
     Floor, Kompleks Antarabangsa, Jalan Sultan Ismail, 50200 Kuala Lumpur, Malaysia.

          "JVC Articles" : the Articles of Association of JVC

          "JVC Auditors" : the external statutory auditors of the JVC from time to time

          "JVC Board" : Board of Directors of the JVC

          "JVC Director" : a Director of the JVC

          "JVC Financial Year" : a financial period of 12 (Twelve) months for which the accounts of the JVC are made up and audited

          "JVC M&A" : the Memorandum & Articles of Association of the JVC

          "JVC Member" : a holder of JVC Shares registered in the JVC's Register of Members

          "JVC Plant" : the factory and necessary ancillary facilities to be constructed and equipped by the JVC in Malaysia for the manufacture of the Product

          "JVC President" : the President of the JVC nominated pursuant to Clause 5.1

          "JVC Share" : an ordinary share having a par value of RM1.00 (Ringgit Malaysia One) in the JVC

          "KHAZANAH" : KHAZANAH NASIONAL BERHAD above described

          "KLRAC" : REGIONAL CENTRE FOR ARBITRATION, KUALA LUMPUR established under the auspices of the ASIAN-AFRICAN LEGAL CONSULTATIVE COMMITTEE

          "laws"  :  constitutional  provisions,   Acts  of  Parliament,   State
     Enactments, Ordinances, subsidiary legislation, by-laws, regulations and rules made pursuant to the foregoing

          "Lock-Up Period" : a period of [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] years following the Effective Date

          "MEMC" : MEMC ELECTRONIC MATERIALS INC above described

          "MEMC  Customer" : a 3rd Party  Purchaser  who is also a purchaser  or
     prospective   customer  of  the  products   manufactured  by  MEMC,  MEMC's
     Subsidiaries and MEMC JVs

          "MEMC JV" : any company or corporation engaged in the manufacture of Wafers in which MEMC is a stockholder or shareholder

          "MITI" : MINISTRY OF INTERNATIONAL TRADE & INDUSTRY, MALAYSIA and includes MALAYSIAN INDUSTRIAL DEVELOPMENT AUTHORITY

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          "Non-Defaulter" : a PARTY which is not the Defaulting PARTY

          "Offer" : an offer to sell JVC Shares made pursuant to Clause 4.6

          "Offeror" : the holder of the JVC Shares which are the subject of an Offer

          "Offeree" : a JVC Member to whom an Offer is made

          "PARTY" : either of the PARTIES

          "PARTIES" : KHAZANAH and MEMC and includes any person, firm or company who delivers a Shareholders Undertaking pursuant to Clause 4.13

          "Product" : Wafers and includes such other products as the PARTIES may agree upon in writing from time to time

          "Related Co" : a related company within the meaning assigned to such expression by Section 6 of the Companies Act

          "Respondent" : the PARTY against whom a claim is made pursuant to Clause 19

          "ROC" : the REGISTRAR OF COMPANIES, MALAYSIA

          "Rules" : the Rules of Arbitration of the KLRAC

          "Said Business" : the manufacture in Malaysia and sale in the ASEAN Region under the Trade Mark of the Product and includes such other businesses as may be agreed upon in writing between the PARTIES and carried on by the JVC from time to time

          "Shareholders Undertaking" : an undertaking substantially in the terms set forth in "Annexure A"

          "Shareholding Percentages" : the respective proportions [including those set forth in column (2) of Clause 3.3] in which the JVC's total issued capital for the time being is held by the JVC Members [and (if applicable) their respective Subsidiaries and Related Cos] from time to time

          "Silicon" : a semiconductor grade of elemental silicon of sufficient purity and crystalline structure essential in the manufacture of semi conductor devices

          "Subject Shares" : the JVC Shares comprised in an Offer

          "Subsidiary" : a subsidiary within the meaning assigned to such expression by Section 5 of the Companies Act and "Subsidiaries" shall be construed accordingly

          "3rd Party Purchaser" : a person, firm or company who:-

               i)   is not a PARTY;

               ii) (unless such person, firm or company is a Subsidiary of MEMC or a MEMC JV or is a purchaser or transferee of JVC Shares from MEMC, a Subsidiary of MEMC, a MEMC Related Co or a MEMC
                    JV) does not carry on or hold (directly or indirectly) any beneficial interest exceeding 5% (Five Percent) in a company which carries on research into and/or the business of manufacturers and/or sellers of the Product;

               iii) agrees to purchase or to subscribe for JVC Shares; and

               iv) agrees to deliver Shareholders Undertakings to and is consented to (such consent not to be unreasonably withheld) by such of the PARTIES as shall remain JVC Members subsequent to the aforesaid person's, firm's or company's purchase of or subscription for JVC Shares

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          "TCA" : the Technology  Cooperation Agreement between MEMC and the JVC
     (substantially in the form of the proof thereof annexed hereto as "Annexure C") and includes all amendments thereto in force from time to time

          "Trade Mark" : MEMC's trade marks particulars whereof are contained in "Annexure B"

          "Valuers" : such major international accounting firm as may be agreed upon between the seller and purchaser of JVC Shares or, failing agreement, the JVC Auditors at the material time

          "Valuers' Certificate" : the certificate of the Valuers as to the Certified Value issued pursuant to Clause 4.7

          "Wafers" : [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]

     1.2 Interpretation

          1.2.1 The Annexures hereto shall be taken, read and construed as essential parts of this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be taken, read and construed as essential parts of this Agreement. All references to Recitals, Annexures and Clauses shall be references to recitals and annexures to and clauses of this Agreement.

          1.2.2 All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice versa.

          1.2.3 Where two or more persons or parties are included or comprised in any expression, agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons or parties shall, unless otherwise provided herein, be deemed to be made by and be binding upon such persons or parties jointly and severally.

          1.2.4 All references to a company includes such company's successors-in-title and permitted assigns. All references to this Agreement shall include all amendments and modifications to this Agreement as shall from time to time be in force.

          1.2.5 In computing time for the purposes of this Agreement, unless the contrary intention appears, a period of days from the happening of an event or the doing of any act or thing shall be deemed to be exclusive of the day on which the event happens or the act or thing is done and if the last day of the period is a weekly or public holiday in Malaysia or the United States of America, the period shall include the next following day which is not a weekly or public holiday in Malaysia or the United States of America.


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2.   JVC'S NAME, JVC M&A, JVC'S OBJECTIVES, EXECUTION OF AGREEMENTS

     2.1 JVC's name & JVC M&A

     The JVC shall (subject to the provisions of Clause 2.2) be called "MEMC KULIM ELECTRONIC MATERIALS SDN BHD".

     The JVC's M&A shall reflect the provisions of this Agreement at all times. In the event of a conflict between the provisions of this Agreement and the provisions of the JVC M&A, the provisions of this Agreement shall prevail and the PARTIES shall cause the JVC to amend, with all due speed, the JVC M&A so as to remove the conflict.

     2.2 Use of MEMC's or KHAZANAH's name in JVC's names & products

     The PARTIES acknowledge that "MEMC" and "KHAZANAH" are valuable assets of MEMC and KHAZANAH respectively.

     Accordingly if MEMC ceases to hold a direct and/or indirect interest in at least [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] of the total of the JVC Shares issued from time to time or KHAZANAH ceases to hold any JVC Shares, then (as applicable) MEMC or KHAZANAH shall be entitled (by notice in writing served upon the JVC) to require that (as applicable) "MEMC" or KHAZANAH be excluded from the JVC's corporate name.

     Upon the service on the JVC of a notice pursuant to this Clause 2.2, such of the PARTIES as are then JVC Members shall cause all acts and things to be done so that the JVC changes its corporate name as required and as soon as may be possible within a period of 120 (One Hundred And Twenty) days from the date of the aforesaid notice.

     For the purpose of this Clause 2.2, the names "MEMC" and "KHAZANAH" shall include such other name(s) as (as applicable) MEMC or KHAZANAH may hereafter adopt.

     2.3 Objectives

     Unless otherwise agreed in writing between the PARTIES, the JVC shall carry on the Said Business.

     2.4 Execution of TCA & Distributorship Agreement

     MEMC shall execute and the PARTIES shall cause the JVC to execute the TCA and the Distributorship Agreement promptly after the Effective Date.

     2.5 Reimbursement by JVC of costs & expenses

     The PARTIES shall cause the JVC to reimburse to a PARTY (at such time as the JVC Board deems appropriate and subject to its delivery to the JVC of relevant receipts or other reasonably acceptable evidence of all payments made):-

          2.5.1 all costs and expenses which such PARTY shall have reasonably incurred in relation to the incorporation of the JVC;

          2.5.2 all costs and expenses which such PARTY shall have reasonably incurred in relation to the identification and purchase, lease or sub-lease of the land selected for the JVC Plant; and

          2.5.3 such other costs and expenses as a PARTY shall have incurred for the benefit of the JVC with the prior written approval of a committee comprising of 1 (One) representative nominated by each of the PARTIES.

     2.6 Construction of JVC Plant

     The PARTIES acknowledge that the schedule for the commencement and construction of the JVC Plant must reflect market conditions relating to sales of the Product. Accordingly if, in the opinion of the JVC Board, weak market demand for the Product so warrant, the PARTIES shall cause the JVC to delay the commencement of the construction or the completion of the JVC Plant.

     2.7 Sale & purchase of Intermediate Products

     The PARTIES shall, as JVC Members, pass appropriate resolutions approving from time to time, the sale and purchase by the JVC of Intermediate Products to and from MEMC, MEMC's Subsidiaries and MEMC JVs upon such terms and at such prices as the JVC Board may reasonably recommend to the JVC Members.


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3.   JVC'S CAPITAL

     3.1 Restructure of JVC's capital

     On such date(s) following the Effective Date as the JVC Board deems appropriate, the PARTIES shall cause:-

          3.1.1 the authorised capital of the JVC to be increased from RM100,000.00 (Ringgit Malaysia One Hundred Thousand) divided into 100,000 (One Hundred Thousand) JVC Shares to such amount in Ringgit Malaysia as is equivalent to USD300,000,000.00 (United States Dollars Three Hundred Million) [rounded up to the nearest million in Ringgit Malaysia] at the then applicable exchange rate divided into such number of JVC Shares as reflects the increased authorised capital; and

          3.1.2 the issued and paid up share capital of the JVC to be increased from RM4.00 (Ringgit Malaysia Four) to such amount as the JVC Board deems necessary and as shall not be less than RM350,000,000.00 (Ringgit Malaysia Three Hundred and Fifty Million) divided into 350,000,000 (Three Hundred and Fifty Million) JVC Shares but shall not be more than the authorised capital of the JVC as increased pursuant to Clause 3.1.1.

     3.2 Allotment of JVC Shares and KHAZANAH's Initial Shares

     Subject to the provisions of Clause 3.3, the JVC Shares to be allotted to each of MEMC and KHAZANAH pursuant to Clause 3.1.2 shall be allotted for cash at par payable upon allotment and each of MEMC and KHAZANAH shall duly subscribe for such JVC Shares and pay all sums payable by bankers draft/cheque, cashiers order or telegraphic transfer of the requisite funds to the JVC's account.

     3.3 Shareholding Percentages

     Notwithstanding anything to the contrary in the JVC M&A but subject to the provisions of this Agreement, the total issued share capital of the JVC shall (unless otherwise agreed in writing between the PARTIES or altered pursuant to this Agreement) be held by the PARTIES or their respective Subsidiaries in the respective percentages stated in column (2) below:-

======================================  =======================================
                 (1)                                   (2)
                PARTY                             Shareholding
                                                   Percentage

           MEMC                                         75%
           KHAZANAH                                     25%
           TOTAL                                       100%
======================================  =======================================

     3.4 Further increase of JVC's capital

     At such times as the JVC Board determines it is necessary to increase the issued and paid up share capital of the JVC (from the amount increased following the Effective Date in the manner as stated in Clause 3.1.2) in order to meet the following expenditure :-

          3.4.1 JVC's costs and expenses incurred or expected to be incurred towards the cost of construction of the JVC Plant; and

          3.4.2 working capital for the JVC;

the PARTIES shall subscribe for such number of JVC Shares as to ensure that the total issued share capital of the JVC shall be held by the PARTIES or their respective Subsidiaries in the respective percentages stated in column
(2) of Clause 3.3.

The JVC Board shall have power to determine the increase of the issued and paid up share capital of the JVC for the purposes as stated in Clauses 3.4.1 and 3.4.2 and such increase shall not exceed the amount of the authorised share capital of the JVC as increased following the Effective Date in the manner as stated in Clause 3.1.1. The PARTIES' subscription of the new JVC Shares shall be for cash at par payable upon allotment.

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4.       PRE-EMPTION

     4.1 Restriction on Encumbrances

     No PARTY may, during the continuance of this Agreement, create any Encumbrance on any of the JVC Shares held for the time being by such PARTY without the prior written consent of the other PARTY.

     4.2 Lock-up Period

     Except as otherwise provided in Clauses 4.3 to 4.5, 4.14 and 4.15, no PARTY shall sell, transfer or otherwise dispose of any of its JVC Shares or rights in or associated with its JVC Shares during the Lock-up Period.

     4.3 Permitted sales by KHAZANAH during Lock-up Period

     During the Lock-up Period, KHAZANAH shall be at liberty to sell, transfer or otherwise dispose of any of its JVC Shares to a single 3rd Party Purchaser if:-

               4.3.1 such 3rd Party Purchaser carries on business as a Malaysian incorporated manufacturer of integrated circuits with facilities in Malaysia to perform oxidation, diffusion and photolithography, ranks as and is reasonably expected to continue in the succeeding 5 (Five) years to rank as one of the top 25 (Twenty Five) MEMC Customers (in terms of the gross invoice values of their respective purchases from MEMC, MEMC's Subsidiaries and MEMC JVs of the products manufactured by them) is a company in which KHAZANAH holds equity shares, delivers to the PARTIES, a Shareholders Undertaking prior to its acquisition of the JVC Shares concerned and obtains all relevant Appropriate Approvals; and

               4.3.2 the JVC Shares to be sold, transferred or otherwise disposed of by KHAZANAH to such 3rd Party Purchaser shall not exceed 5% (Five Percent) of the then issued capital of the JVC.

     KHAZANAH shall be entitled to re-purchase any JVC Shares sold, transferred or disposed of pursuant to this Clause 4.3. The provisions of Clauses 4.6 to
4.11 shall not apply to the sale, transfer or other disposal by KHAZANAH to a 3rd Party Purchaser pursuant to this Clause 4.3 or to the re-purchase by KHAZANAH and the sale, transfer and disposal of JVC Shares by the 3rd Party Purchaser concerned to KHAZANAH pursuant to this Clause 4.3.

     4.4  Permitted sales by MEMC during Lock-up Period

     During the Lock-up Period, MEMC shall be at liberty to sell, transfer or otherwise dispose of such number of its JVC Shares as shall not exceed in the aggregate [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH
SEC] of the then issued capital of the JVC to one or several manufacturer(s) of integrated circuits if such manufacturer(s) deliver(s) to the PARTIES, Shareholders Undertakings prior to its/their respective acquisition(s) of the JVC Shares concerned and obtains all relevant Appropriate Approvals.

     MEMC shall be entitled to re-purchase any JVC Shares sold, transferred or disposed of pursuant to this Clause 4.4 and the provisions of Clauses 4.6 to
4.11 shall not apply to the sale, transfer or other disposal by MEMC to a 3rd Party Purchaser pursuant to this Clause 4.4 or to the re-purchase by MEMC and the sale, transfer and disposal of JVC Shares by the 3rd Party Purchaser concerned to MEMC pursuant to this Clause 4.4.

     4.5  Sale to a PARTY's Subsidiary or Related Co

     A PARTY shall be at liberty at any time (including during the Lock-up Period) to sell, transfer or otherwise dispose of all of its JVC Shares to its Subsidiary or Related Co if prior thereto:-

               4.5.1 the proposed transferee delivers to the other PARTY:-

                      i) Shareholders Undertaking; and

                     ii) a binding undertaking to re-transfer to the PARTY being the transferor of the JVC Shares concerned, all of such JVC Shares prior to such Subsidiary or Related Co ceasing to be a Subsidiary or Related Co of the aforesaid PARTY; and

               4.5.2 the PARTY being the transferor of the JVC Shares concerned delivers to the other PARTIES, a binding guarantee (in form satisfactory to the other PARTY) guaranteeing the performance by the proposed transferee (whether a Subsidiary or Related Co of the transferor) of such transferee's obligations under this Agreement upon its joinder as a party hereto.

     4.6 Offer

     Subject as otherwise provided in Clauses 4.3 to 4.5 and 4.14.1, a JVC Member who wishes to sell, transfer or otherwise dispose of its JVC Shares shall first make simultaneous offers in writing to sell all of its JVC Shares to the other JVC Member(s) for the time being (and if there are more than 1 (One) other JVC Member, in the proportions in which the nominal value of the JVC Shares held by the other JVC Members bear to each other as at the date of the Offer) and at such price as may be agreed upon between the Offeror and the Offeree concerned within a period of 30 (Thirty) days from the Offeree's receipt of the Offer or at the Certified Value if the same is acceptable to the Offeror.

     An Offer made to MEMC shall be deemed to incorporate a right for MEMC to nominate a 3rd Party Purchaser to purchase the Subject Shares offered.

     Each Offer shall be deemed to be made upon terms that the Offeror shall be entitled:-

          4.6.1 to revoke (in accordance with Clause 4.7) an Offer remaining unaccepted or to terminate the agreement constituted by such Offer and any acceptance thereof if the Certified Value of the Subject Shares comprised in any of the simultaneous Offers is unacceptable to the Offeror who so notifies an Offeree pursuant to Clause 4.7; and

          4.6.2 to terminate pursuant to Clauses 4.7.2, 4.9.1 or 4.11.1 the agreement constituted by the Offer and the acceptance thereof if ALL of the Subject Shares comprised in the simultaneous Offers made are not sold as a result of:-

               i)   the non-acceptance of any such Offer;

               ii) the absence of Appropriate Approvals required for the acquisition of the Subject Shares accepted by an Offeree or (if applicable) the 3rd Party Purchaser; or

               iii) the Offeree's or (if applicable)  the 3rd Party  Purchaser's failure to complete (in accordance with Clause 4.11) its purchase of the Subject Shares concerned.

     4.7 Valuation

     If the Offeror and the Offeree fail to agree within a period of 30 (Thirty) days from the Offeree's receipt of the Offer) on a mutually acceptable price for the Subject Shares, a major international accounting firm agreed upon between the Offeror and the Offeree or, failing agreement, the JVC's Auditors shall be requested by the JVC Board to determine and certify the Certified Value of the Subject Shares as at the date of the Offer and to issue the Valuer's Certificate to the Offeror and the Offeree concerned.

     The cost and expense of a valuation of Subject Shares shall be borne by the Offeror and the Offeree in equal shares.

     If the Certified Value is not acceptable to the Offeror, the Offeror shall be entitled by written notice to such effect served upon the Offeree(s) concerned within 7 (Seven) days from the Offeror's receipt of the Valuer's Certificate:-

          4.7.1 to revoke all or any Offers then remaining unaccepted; and

          4.7.2 to terminate all or any of the agreements constituted by an Offer and an acceptance thereof.

     4.8 Acceptance of Offer

     An acceptance of an Offer (which has not been revoked pursuant to Clause 4.6) shall be in writing served on the Offeror within 60 (Sixty) days from the date of the Offeree's receipt of (as applicable):-

          4.8.1 the Offer if the price for the Subject Shares is mutually agreed upon; or

          4.8.2 the Valuer's Certificate as to the Certified Value of the Subject Shares concerned.

     In the absence of an acceptance served as aforesaid by the Offeree concerned, the Offer made to such Offeree shall be deemed to be rejected by such Offeree.

     An acceptance shall relate to ALL (and not some only) of the Subject Shares comprised in the Offer and shall be made or deemed to be made subject to the grant of all Appropriate Approvals to the purchase by the Offeree of the JVC Shares accepted.

     4.9 Partial acceptances & further offers

     If any of the Subject Shares comprised in the simultaneous Offers (available for acceptance) are NOT accepted pursuant to Clause 4.7, the Offeror shall make simultaneous offers to sell such Subject Shares to the Offeree(s) who shall have accepted the Offers made to them (and, if there are more than 1 (One) of such Offerees, in the proportions which the nominal value of the JVC Shares held by them bear to each other) and at the same price per Subject Share as that applicable to the Subject Shares already accepted by the Offeree concerned.

     An acceptance of an offer made pursuant to this Clause 4.9 shall be in writing served on the Offeror within 14 (Fourteen) days from the Offeree's receipt of such offer. In the absence of an acceptance served as aforesaid by the Offeree concerned, the offer made to such Offeree shall be deemed to be rejected by such Offeree.

     If any of the Subject Shares comprised in the simultaneous Offers (available for acceptance) remain unsold following upon offers made pursuant to this Clause 4.9, further offers of such Subject Shares shall be made in accordance with this Clause 4.9 by the Offeror to such Offerees as shall have accepted the offers made pursuant to this Clause 4.9.

     If any Subject Shares remain unsold following upon such further offers, the Offeror shall be entitled at its option by notice served on all Offerees within 14 (Fourteen) days from the date of the Offeror's receipt of the last of the notices served by the Offerees pursuant to this Clause 4.9:-

          4.9.1 to terminate the agreements for the sale and purchase of such of the Subject Shares as are accepted AND to continue to hold all of the Subject Shares held by the Offeror or to sell all of the Subject Shares to a 3rd Party Purchaser; or

          4.9.2 to proceed with the sale of the Subject Shares as are accepted AND to continue to hold all of the Subject Shares which were not accepted or to sell all of such Subject Shares to a single 3rd Party Purchaser.

     4.10 Nomination of a 3rd Party Purchaser by MEMC

     MEMC being the Offeree of Subject Shares comprised in an Offer shall be entitled to identify and nominate a 3rd Party Purchaser to accept such Offer and to purchase such Subject Shares all in the same manner as if the Offer had been made to such 3rd Party Purchaser. For the purposes of accepting such Offer and completing the purchase of the Subject Shares concerned, the 3rd Party Purchaser nominated shall have the same rights as MEMC under Clauses 4.7 to 4.9.

     4.11 Completion by PARTIES concerned

     Subject to the grant of all Appropriate Approvals therefor and any termination by the Offeror pursuant to Clauses 4.7.2 or 4.9.1 of the sale and purchase agreements for the Subject Shares sold, the sale and transfer of such of the JVC Shares as are accepted (whether upon Offers made pursuant to Clause
4.6 or further offers made pursuant to Clause 4.9) shall be completed simultaneously at the JVC's registered office upon the expiry of whichever is applicable of the following periods each commencing from the date of the Offeror's receipt of the notices of acceptance (or the last of them) served pursuant to (as applicable) Clauses 4.8 or 4.10:-

          i) if no Appropriate Approvals are required, a period of 30 (Thirty) days; or

          ii) if Appropriate Approvals are required by any Offeree and/or a 3rd Party Purchaser, a period of 120 (One Hundred And Twenty) days.

     If the sale and transfer of any of the Subject Shares are not completed as a result of the absence of requisite Appropriate Approvals then unless an Offeree (who is able to complete its purchase of the Subject Shares offered to such Offeree) agrees to purchase all of the unsold Subject Shares at the price per Subject Share payable by such Offeree and to complete such purchase simultaneously with the completion of the purchase of the Subject Shares offered to such Offeree the Offeror shall be entitled at its option by notice served on all Offerees and (if applicable) 3rd Party Purchaser concerned:-

          4.11.1 to terminate the agreements for the sale and purchase of such of the Subject Shares comprised in Offers as are accepted and capable of being completed AND to continue to hold or to sell to a single 3rd Party Purchaser all of the JVC Shares held by the Offeror; or

          4.11.2 to proceed to complete the sale of the Subject Shares as are capable of being completed AND to continue to hold or sell to a single 3rd Party Purchaser all of the Subject Shares the sale and purchase whereof cannot be completed.

     4.12 New Offer

     A JVC Member who fails to sell, transfer or otherwise dispose of such JVC Member's JVC Shares pursuant to Clauses 4.6 to 4.11 may make another Offer to sell the same in accordance with Clauses 4.6 to 4.11.

     4.13 Sale to 3rd Party Purchaser

     Any sale of Subject Shares to a 3rd Party Purchaser pursuant to Clause 4.9 or 4.11 shall be:-

          4.13.1 at a price which is not less than the highest price per Subject Share payable to the Offeror by an Offeree who has served a notice of acceptance pursuant to Clause 4.8; and

          4.13.2 subject to the delivery by the 3rd Party Purchaser to such of the PARTIES as will continue to be JVC Members of Shareholders Undertaking and if such 3rd Party Purchaser is a company, satisfactory evidence that it is duly authorised to give the Shareholders Undertaking.

     4.14 Change of ownership of MEMC's business & assets

     If beneficial ownership of substantially all of the business and assets of MEMC shall be transferred in its entirety at any time:-

          4.14.1 MEMC shall be at liberty to sell, transfer or otherwise dispose of its JVC Shares to the acquirer (of the beneficial ownership of substantially all of the business and assets of MEMC) at such price and upon such terms as MEMC deems fit subject to the delivery by such acquirer to such of the PARTIES as will continue to be JVC Members, of Shareholders Undertakings and if such acquirer is a company, satisfactory evidence that it is duly authorised to give the Shareholders Undertaking. AND the provisions of Clauses 4.2, 4.6 to 4.11 shall not apply to the sale, transfer and disposal by MEMC of its JVC Shares pursuant to this Clause 4.14.1; and

          4.14.2 KHAZANAH shall be at liberty to sell, transfer or otherwise dispose of all of its JVC Shares in accordance with Clauses 4.6 to 4.11 AND the provisions of Clause 4.2 shall not apply to the sale, transfer and disposal by KHAZANAH of its JVC Shares pursuant to this Clause 4.14.2.

     4.15 Mandatory offer of sale

     If a PARTY (other than MEMC, a subsidiary of MEMC or a MEMC JV or any other PARTY who shall have acquired JVC Shares from MEMC, a Subsidiary of MEMC, MEMC's Related Co or a MEMC JV) carries on or holds (directly or indirectly) at any time, any beneficial interest exceeding 5% (Five Percent) in a company which carries on research into and/or the business of manufacturers and/or sellers of the Product, such PARTY shall within 7 (Seven) days of its commencement of such research and/or business or of the acquisition of the beneficial interest concerned, make, in accordance with Clause 4.6, an offer to sell to the other PARTIES, all of the JVC Shares held by such PARTY whereupon the provisions of Clauses 4.6 to 4.11 shall apply to the sale and transfer of such JVC Shares.


5.       BOARD OF DIRECTORS

     5.1 Nomination

     There shall be no fewer than 7 (seven) and no more than 10 (Ten) JVC Directors.

     Subject to applicable laws, the JVC Board shall be constituted as nearly as may be possible, by such persons as are nominated in accordance with this Agreement by the PARTIES (or, if applicable, their respective Subsidiaries or Related Cos) in the Shareholding Percentages. So long as the PARTIES hold the total issued capital of the JVC in the Shareholding Percentages stated in Clause 3.3:-

          5.1.1 7 (seven) JVC Directors shall be nominated by MEMC; and

          5.1.2 2 (two) JVC Directors shall be nominated by KHAZANAH.

     So long as MEMC (and if applicable, aggregated with its Subsidiaries' or Related Co's shareholding in the JVC) has the largest shareholding in the JVC, the Chairman of the JVC Board shall be such of the JVC Directors nominated by MEMC (or, if applicable, its Subsidiary or Related Co) as MEMC (or, if applicable, its Subsidiary or Related Co) selects.

     So long as KHAZANAH (and if applicable, aggregated with its Subsidiaries' or Related Co's shareholding in the JVC) has the second largest shareholding in the JVC the Deputy Chairman of the JVC Board shall be such of the JVC Directors nominated by KHAZANAH (or, if applicable, its Subsidiary or Related Co) as KHAZANAH (or, if applicable, its Subsidiary or Related Co) selects.

     So long as MEMC (and if applicable, aggregated with its Subsidiaries' or Related Co's shareholding in the JVC) has the largest shareholding in the JVC, the JVC President (who shall act as the chief executive officer of the JVC) shall be such of the JVC Directors nominated by MEMC (or, if applicable, its Subsidiary or Related Co) as MEMC (or, if applicable, its Subsidiary or Related
Co) selects.

     5.2 Appointments & removals

     A JVC Member is entitled to nominate and appoint a JVC Director for every 10% (Ten percent) of the JVC Shares held by such JVC Member in the JVC.

     A JVC Member entitled to appoint a JVC Director shall be entitled:-

          5.2.1 to appoint an Alternate Director to such JVC Director;

          5.2.2 to determine the period such JVC Director and his Alternate Director shall hold office;

          5.2.3 to fill any casual vacancy arising from the JVC Director appointed or his Alternate Director vacating his office; and

          5.2.4 to remove such JVC Director or his Alternate Director and appoint another in his place.

     Any such appointment, determination and removal shall be by notice in writing to the JVC and such notice shall (subject to the provisions of the Companies Act) take effect when it is delivered to the Secretary of the JVC.

     The JVC Member appointing, determining and removing a JVC Director/Alternate Director shall indemnify and save harmless the JVC from all claims (if any) by the JVC Director/Alternate Director appointed or removed and resulting from the appointment, determination or removal.

     5.3 Resignations

     If in pursuance of Clause 5.2, a purchaser of JVC Shares shall be entitled, by reason of his holding thereof, to nominate a number of JVC Directors, then simultaneously with the completion of the sale of the JVC Shares concerned, the PARTY who is the seller thereof shall:-

          5.3.1 cause such number of the persons as shall have been nominated by such PARTY to hold office as JVC Directors (and as shall be equivalent to the number of JVC Directors which the aforesaid purchaser is entitled to appoint):-

          i)   to resign from such office; and

          ii) to disclaim unconditionally and in writing, all rights (if any) to such monies as may be payable by JVC to such person(s) by way of compensation for loss of office; and

          5.3.2 remove the aforesaid persons from office as JVC Directors if they do not resign from such office as aforesaid or give the aforesaid disclaimer.

     The PARTIES (other than the PARTY who is the seller of the JVC Shares) shall agree to the nomination by the acquirer (of the JVC Shares hereinbefore referred to) of a JVC Director in the place of each JVC Director who resigns or is removed pursuant to the foregoing provisions of this Clause 5.3.

     5.4 No rotation or removal by JVC

     The JVC Directors shall not be required to retire by rotation nor shall they be removed by the JVC.

     Any removal of any JVC Director may be effected only by the JVC Member which appointed the JVC Director concerned.

     5.5 No shareholding qualification

     There shall not be any shareholding qualification for the holding of the office of a JVC Director.

     5.6 Meetings of JVC Board

     Meetings of the JVC Board shall be convened and held at regular intervals not exceeding 6 (Six) months each.

     In addition to such meetings of the JVC Board as may be convened by order of the JVC Board, the Secretary of the JVC shall, upon being directed so to do by the Chairman or President and any JVC Director, give notice of a meeting of the JVC Board. The JVC shall pay/reimburse to (as applicable) the JVC Directors or their Alternates, all such costs and expenses (including travelling, accommodation and other out-of-pocket expenses) as may reasonably be incurred by them in attending meetings of the JVC Board. Save as aforesaid and unless otherwise determined by the JVC Board, the JVC Directors shall not be entitled to any payment for acting as a JVC Director of the JVC.

        5.7 Notice of JVC Board meetings

     A meeting of the JVC Board shall be called by notice in writing served on all of the JVC Directors. Unless a majority of the JVC Directors (including at least 1 (One) JVC Director appointed by each of MEMC and KHAZANAH) otherwise agree, the period of notice given (exclusive of the date of the notice and of the date of the meeting concerned) shall not be less than 14 (Fourteen) days.

     Each notice of a meeting of the JVC Board shall be:-

          5.7.1 accompanied by an agenda specifying in reasonable detail, all the business to be transacted thereat and all relevant papers for consideration or discussion; and

          5.7.2 sent by hand, courier or registered post to such of the JVC Directors as reside in Malaysia and by telefax (with copy sent by courier or registered post) or courier or registered airmail to such of the JVC Directors as reside outside Malaysia.

     5.8 Quorum

     The quorum for all meetings of the JVC Board (other than an adjourned meeting) shall be 2 (Two) JVC Directors (or their duly appointed Alternate Directors) comprising of at least 1 (One) JVC Director nominated by each of MEMC and KHAZANAH.

     If such a quorum is not present at any meeting of the JVC Board within half-an- hour of the time appointed for the meeting, then (unless the PARTIES otherwise agree in writing) such meeting shall stand adjourned to the day next immediately following the day of the initial meeting and at the same time and place as the initial meeting. If, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the adjourned meeting, a majority of the JVC Directors shall constitute a quorum.

     At any adjourned meeting of the JVC Board, only matters specified in the notice of the initial meeting of the JVC Board may be decided.

     5.9 Chairman of JVC Board meetings

     The Chairman of the JVC Board shall be the Chairman of all meetings of JVC Directors. In the absence of the Chairman within 15 (Fifteen) minutes after the time appointed for the holding of the meeting or if he is unwilling to act, the Deputy Chairman of the JVC Board (and in his absence or if he is unwilling to act) any JVC Director appointed by the JVC Board shall act as Chairman of the meeting.

     5.10 Voting

     Subject to the provisions of Clause 7, a resolution of the JVC Board at a meeting of the JVC Directors is valid if passed by an affirmative vote of a simple majority of the JVC Directors present and voting.

     The Chairman of the JVC Board shall have a second or casting vote in the case of an equality of votes in a meeting of the JVC Board.

     5.11 JVC Directors' resolutions in writing

     Subject to the provisions of Clause 7, a resolution in writing signed by a simple majority of the JVC Directors (including at least 1 (One) JVC Director appointed by each of MEMC and, so long as KHAZANAH holds not less than 20% (Twenty Percent) of all of the then issued JVC Shares, at least 1 (One) JVC Director appointed by KHAZANAH) shall be as valid and effectual as if it had been passed at a meeting of the JVC Board duly convened and held.

     Any such resolution in writing may be contained in one document or separate copies thereof (prepared and circulated by telefax, telex or telegram with copy sent by courier or registered post) which is signed by one or more of the JVC Directors. An approval by letter or other written means of a proposed resolution in writing (which has been prepared and circulated as aforesaid) signed by a JVC Director and sent by him by telefax, telex or telegram (with copy sent by courier or registered post) shall be deemed to be a document signed by him for the purposes of the foregoing provisions.

     Where 2 (Two) or more documents or copies of a document are prepared and circulated for the purpose of obtaining signatures, each of such documents or copies shall be certified in advance by the Secretary of the JVC as a true copy of the proposed resolution in writing.

     5.12 Indemnity to JVC Directors and officers

     The PARTIES shall cause the JVC to the fullest extent permitted by any applicable law:-

          5.12.1 to indemnify any JVC Director and any other person as the JVC Board deems appropriate, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative) any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact:-

          i) that he is or was a JVC Director or an officer, employee or agent of the JVC; or

          ii) that he is or was serving at the JVC's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another company, corporation, partnership, joint venture, sole proprietorship, trust, non-profit entity, employee benefit plan or other enterprise against  all  judgements,  penalties  (including  excise  and similar taxes), fines, settlements and expenses (including solicitors' and attorneys' fees and court costs) actually and
          reasonably  incurred by him   in  connection  with such action,  suit
          or proceeding and to the effect that such indemnity shall inure to the benefit of his heirs, executors and administrators; and

          5.12.2 to pay and advance, if the JVC Board deems fit, the expenses incurred by the JVC Director or person indemnified pursuant to Clause 5.12.1 in defending any action, suit or proceeding and the like and upon such terms as the JVC Board deems appropriate the aforesaid indemnification and advancement of expenses to be provided or granted to be in addition to and without prejudice to any other right to which the person indemnified may be entitled under any laws.


6.       GENERAL MEETINGS

     6.1 Quorum

     The quorum necessary for the transaction of business at a General Meeting of the JVC shall be 2 (Two) JVC Members holding at least 50% (Fifty Percent) of the total issued JVC Shares for the time being present in person or their corporate representatives or proxies.

     If within half-an-hour from the time appointed for the holding of a General Meeting, a quorum as aforesaid is not present, the meeting shall stand adjourned to the same day the following day at the same time and place. No notice of the adjourned meeting shall be required to be given.

     If at the adjourned meeting a quorum as aforesaid is not present within half-an- hour from the time appointed for holding the meeting, such JVC Member(s) holding not less than 50% (Fifty Percent) of the JVC's then issued capital shall be a quorum.

     6.2 Voting

     Subject to the provisions of Clause 7 and except as otherwise required by the Companies Act or by law, matters arising at a General Meeting of the JVC shall be decided as follows whether on a show of hands or upon a poll by an affirmative vote of such number of the JVC Members holding for the time being more than 50% (Fifty percent) of the total number of issued and paid up JVC Shares.

     6.3 JVC Members resolution in writing

     Subject to the provisions of the Companies Act and of Clause 7, a resolution in writing of the JVC Members shall be valid if the same shall have been signed by such number of the JVC Members holding for the time being more than 50% (Fifty percent) of the total number of issued and paid up JVC Shares for the time being.

     Any such resolution in writing may be contained in one document or separate copies thereof (prepared and circulated by telefax, telex or telegram with copy sent by courier or registered post) which is signed by one or more of the JVC Members. An approval by letter or other written means of a proposed resolution in writing (which has been prepared and circulated as aforesaid) signed by a JVC Member and sent by him by telefax, telex or telegram (with copy sent by courier or registered post) shall be deemed to be a document signed by him for the purposes of the foregoing provisions.

     Where 2 (Two) or more documents or copies of a document are prepared and circulated for the purpose of obtaining signatures, each of such documents in copies shall be certified in advance by the Secretary of the JVC as a true copy of the proposed resolution in writing.


7.       RESERVED MATTERS

     7.1 Description of Reserved Matters

     So long as KHAZANAH holds not less than [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] of all of the then issued JVC Shares, a resolution of the JVC to transact any of the following matters shall be valid only if the transaction shall have been first approved in writing by MEMC and KHAZANAH:-

     [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]

     7.2 Non-accrual of personal rights

     The rights conferred upon MEMC and KHAZANAH by Clause 7.1 being personal to MEMC and KHAZANAH, none of such rights shall accrue to or be exercisable by any acquirer of JVC Shares held from time to time by (as applicable) MEMC or KHAZANAH.

8.       MANAGEMENT OF THE JVC

     8.1 JVC President

     The JVC Board shall delegate to the JVC President such powers, authorities and discretions as may be necessary for the JVC President to be entrusted with overall supervision and control of the day-to-day management of the JVC and conferred with responsibility for the day to day coordination of the various activities of the JVC and its observance and performance of the terms and conditions of any contract to which it is a party.

     Without derogating from the generality of the foregoing provisions, the JVC President shall be empowered:-

               8.1.1 to enter into contracts in the JVC's ordinary course of business and in implementation of the Annual Business Plan approved by the JVC Board; and

               8.1.2 to engage and dismiss officers, workmen, servants and other personnel upon such terms as to work functions and terms and conditions of employment and also to modify such terms and conditions in accordance with the JVC's approved Annual Business Plan and the JVC's employment policy.

     8.2 Key management personnel

     The JVC's key management personnel shall consist of the JVC President, Financial Controller, Director (Technology) and Director (Operations) all being persons nominated by MEMC so long as MEMC (and if applicable, aggregated with its Subsidiaries' or Related Co's shareholding in the JVC) has the largest shareholding in the JVC.


9.   BUSINESS POLICY, FINANCIAL YEAR & POLICY & ANNUAL BUSINESS PLAN

     9.1 Financial Year, JVC Auditors & Accounts

               9.1.1 The annual financial period for which the accounts of the JVC shall be made up and audited shall terminate in each calendar year on the 31st day of December or such other date as the PARTIES may agree upon to comply with any applicable law.

               9.1.2  The  JVC  Auditors  shall  be  such  major   international
          accounting firm as the JVC Board shall determine.

               9.1.3 The accounts of the JVC shall be kept in English at its registered office. All transactions of the JVC shall be adequately and fully recorded and reflected in the JVC's accounts so that the JVC's accounts give a true and fair view of the financial affairs of the JVC. The PARTIES (and their authorised representatives) shall have the right to inspect the JVC's accounts during the JVC's normal business hours and to make copies of such accounts.

               9.1.4 The accounts of the JVC shall be prepared on a historical cost basis and in accordance with generally accepted accounting principles consistently applied.

               9.1.5 For the purposes of Clause 9.1.3, the PARTIES shall cause the JVC to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:-

               i) transactions are executed in accordance with the JVC's Board's and the managing officers' general or specific authorization;

               ii)  transactions are recorded as necessary:-

                    a) to permit preparation of financial statement in conformity with generally accepted accounting principles or any other criteria applicable to such statements; and

                    b)   to maintain accountability for assets;

               iii) access to assets is permitted  only in  accordance  with the
                    JVC's Board's and managing officers' general or specific authorization; and

               iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               9.1.6 The PARTIES shall cause the JVC to modify or supplement such accounting and record keeping procedures in such manner as may be necessary from time to time to enable MEMC and its designees to comply with the provisions of the United States Foreign Corrupt Practices Act, as amended from time to time, including any accounting and other regulations adopted in connection therewith.

     9.2 Financing policy

     The PARTIES anticipate that the costs of the JVC Plant (including construction costs) shall be funded entirely from the JVC's share capital but shall be at liberty to finance any part of such costs with borrowings from third parties.

     If:-

               9.2.1 the financial requirements of the JVC exceeds the total issued capital and retained earnings of the JVC as herein provided; or

               9.2.2 bank guarantees, performance bonds, indemnities and the like are required by the JVC in the ordinary course of the Said Business the PARTIES shall use their best endeavours to assist the JVC to raise the additional working capital and the aforesaid bank guarantees, performance bonds, indemnities and the like by obtaining from banks and other financial institutions, such loans, credit, guarantee and other facilities as the JVC Board may approve.

     Without derogating from the generality of the foregoing provisions, KHAZANAH shall render every assistance in obtaining on the best terms obtainable from fund based and non-fund based banks in Malaysia, the facilities required by the JVC from time to time and shall also assist (as applicable) the JVC and/or MEMC to obtain all approvals, permissions, consents and the like required of the Appropriate Authorities in relation to the acceptance of such facilities.

     Unless the JVC Members otherwise agree in writing, nothing herein contained shall be construed to render any JVC Member liable to provide the aforesaid sums or any part thereof by way of loans to the JVC or to require any of the JVC Directors to guarantee the payment by the JVC of moneys due and owing from time to time and at any time by the JVC.


     9.3 JVC Members' Guarantees

     Unless the JVC Members otherwise agree, nothing herein shall be construed to render any JVC Member liable to provide any guarantee for the repayment by the JVC of the loans, credit, guarantee and other facilities referred to in Clause 9.2.

     Such guarantees as all of the JVC Members may agree to provide from time to time for the repayment by the JVC of the loans, credit, guarantee and other facilities referred to in Clause 9.2 shall be given (subject to all applicable laws) by the JVC Members in the Shareholding Percentages but if a JVC Member shall not be permitted by applicable laws to give the aforesaid guarantees then:-

               9.3.1 such JVC Member will provide an alternative to the guarantee required of such JVC Member (including giving an indemnity if so permitted by applicable laws or subscribing for redeemable, non-convertible, non-voting preference shares in the JVC) for its proportion of the aforesaid indebtedness; or

               9.3.2 if the other JVC Members so agree (but without being obliged so to do) such JVC Members shall provide in the proportions which the JVC Shares held by them bear to each other, guarantees for the amount which would otherwise have been guaranteed by the JVC Member referred to in Clause 9.3.1 if such JVC Member delivers to the others of the JVC Members, indemnities (in terms acceptable to such other JVC Members).

     9.4 Annual Business Plan & Periodical Reports

     The PARTIES shall (by the JVC Directors appointed by them) cause the JVC:-

               9.4.1 to prepare and furnish the following documents at the following times to the JVC Directors [for approval in the case of the Annual Business Plan referred to in Clause 9.4.1(i)]:-

               i) at least 60 (Sixty) days prior to the end of each of the JVC's financial years, a draft of the Annual Business Plan to be adopted by the JVC for the JVC's financial year next following; and

               ii)  within 45 (Forty  Five) days of the end of each  quarter,  a
                    balance  sheet  and  profit  and  loss   statement  for  the
                    preceding quarter; and

               9.4.2 to require the JVC Auditors to prepare and furnish within 90 (Ninety) days of the end of each of the JVC's financial years, the audited financial statements of the JVC for the preceding financial year.

     9.5 Dividends & Distribution of Profits

     The amount of final dividends to be declared by the JVC in a financial year shall be determined by the JVC Board acting in the best interests of the JVC and with regard to the following:-

               i) the importance to the JVC of a sound capital structure which is consistent with regulatory requirements and the JVC's operational and growth requirements;

               ii) the reinvestment of profits (in particular, for the purposes of increasing the capacity of the JVC Plant) from time to time and, in particular, during the JVC's initial 5 (Five) financial years; and

               iii) the   maintenance   of  a  balance   between  the  foregoing
                    considerations and the PARTIES' need for returns on their investments in the JVC.


10.      REPRESENTATIONS AND WARRANTIES

     Each of the PARTIES hereby represent to the other that:-

     10.1 it is a corporation duly organized and incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to execute and deliver and perform all of its obligations under this Agreement and in the case of MEMC, the TCA and the Distributorship Agreement and any other agreements contemplated hereunder;

     10.2  this  Agreement  is,  and  all  other   agreements  and   instruments
contemplated hereunder shall be, when executed and delivered, enforceable against it in accordance with their terms except insofar as:-

               10.2.1 such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and

               10.2.2 the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

     10.3 the execution, delivery and performance of this Agreement by it will not conflict with:-

               10.3.1 existing law, order, judgement, decree, rule or regulation of any court, arbitral tribunal or governmental agency, which is applicable to it; or

               10.3.2 any material agreement, instrument or indenture to which it is a party.


11.      TERMINATION

     11.1 Events of Default

     Each of the following events shall be an Event of Default:-

               11.1.1 if a PARTY commits or allows to be committed a material breach of any of such PARTY's obligations hereunder and does not remedy such breach within 30 (Thirty) days after written notice has been given to such PARTY by any other PARTY requiring such remedy; or

               11.1.2 if a petition shall be presented or an order made or a resolution passed for the winding up (except as part of a bona fide scheme of reconstruction or amalgamation) of a PARTY or a PARTY shall compound with its creditors or have a receiver appointed of the whole or any part of its assets or shall cease or threaten to cease (other than in the course of reconstruction or amalgamation) to carry on the whole or any substantial part of its business; or

               11.1.3 if in breach of an undertaking given in accordance with Clause 4.5.1, a Subsidiary of a PARTY fails to re-transfer prior to its ceasing to be such Subsidiary, the JVC Shares held by such Subsidiary to the PARTY who transferred such JVC Shares and continues to so fail for a period of 45 (Forty Five) days after the aforesaid Subsidiary ceased to be a Subsidiary of the aforesaid PARTY.

     11.2 Call option/deemed offer of sale/winding-up

     Upon the occurrence of an Event of Default, the Non-Defaulter(s) shall be entitled (but shall not be obliged and in relation to the remedies described in Clauses 11.2.2 to 11.2.4, only if the Non-Defaulter(s) hold(s) more than 50% (Fifty Percent) of the JVC's then issued capital) by notice in writing issued by the Non-Defaulter (or if there are several of them, by all of the Non-Defaulters or, in the case of the remedies described in Clauses 11.2.2 to 11.2.4, by such of the Non-Defaulters as hold a simple majority of the total number of the JVC Shares held by all of the Non-Defaulters) and served on the Defaulter within 180 (One Hundred And Eighty) days from the date on which the Non-Defaulter(s) became aware of the occurrence of the Event of Default:-

               11.2.1 to require the Defaulter to purchase, (subject to the grant of all Appropriate Approvals) all of the JVC Shares held by the Non-Defaulter(s) in which event, the Defaulter shall purchase the aforesaid JVC Shares at the price and otherwise upon the terms provided in Clauses 11.3 to 11.7; or

               11.2.2 to require the Defaulter to sell to the Non-Defaulter(s) (subject to the grant of all Appropriate Approvals) and if there are several Non-Defaulters, in the proportions in which the JVC Shares held by them bear to each other) all of the JVC Shares held by the Defaulter whereupon the Defaulter shall immediately make an offer (failing which it shall be deemed to have made an offer upon its receipt of the notice served as aforesaid) to sell to the Non-Defaulter(s) the JVC Shares held by the Defaulter, at the price and otherwise upon the terms provided in Clauses 11.3 to 11.7; or

               11.2.3 to require that the JVC be wound up in which event, the PARTIES shall forthwith do all acts and things to procure the winding up of the JVC in accordance with all applicable laws and the JVC Articles; and/or

               11.2.4 to terminate this Agreement but without prejudice to the Defaulter's obligations arising upon the service of the aforesaid notice and any rights or liabilities of any PARTY hereunder whether pre-existing or arising from the termination of this Agreement.

     Failing unanimity between several Non-Defaulters in relation thereto, the remedy to be adopted pursuant to this Clause 11.2, shall be selected by such of the Non- Defaulter(s) as hold (and, if applicable, in the aggregate) a simple majority of the total number of the JVC Shares held by all of the Non-Defaulters.

     11.3 Sale price

     The JVC Shares referred to in Clauses 11.2.1 and 11.2.2 shall be sold and purchased at the Certified Value as established and certified by the JVC Auditors.

     The costs incurred in establishing the Certified Value of the JVC Shares referred to in Clauses 11.2.1 and 11.2.2 shall be borne by the Defaulter.

     The aforesaid costs may be deducted from the proceeds of sale of the JVC Shares sold by the Defaulter and applied in discharge of the aforesaid costs.

     11.4 Time for acceptance

     The offer to sell the JVC Shares referred to in Clause 11.2.2 shall remain open for acceptance for a period of 45 (Forty Five) days from the date on which the Certified Value is certified. Failing acceptance as aforesaid, the offer shall be deemed to be declined.

     11.5 Further offers

     Any JVC Share remaining unaccepted pursuant to Clause 11.4 shall be deemed to be offered by the selling PARTY for sale at the Certified Value to such PARTIES as shall have accepted as aforesaid the JVC Shares offered to them and in the proportions in which the JVC Shares held by them bear to each other. Such PARTIES shall be at liberty to accept the JVC Shares offered pursuant to this Clause 11.5 within 30 (Thirty) days from the date of expiry of the period of 45 (Forty Five) days referred to in Clause 11.4.

     If  any  JVC  Shares  remain   undisposed  of  pursuant  to  the  foregoing
provisions, then such further offers as may be necessary shall be deemed to be made in like manner until all of the JVC Shares concerned shall have been sold.

     11.6 Acceptances to be subject to the grant of Appropriate Approvals

     Any acceptance given pursuant to the foregoing provisions shall be deemed to be made subject to the grant of all Appropriate Approvals.

     If a PARTY who has accepted an offer made pursuant to Clause 11.2.2 or 11.5 fails to obtain all Appropriate Approvals for the purchase of the JVC Shares concerned, such PARTY shall be entitled to nominate a 3rd Party Purchaser to purchase the JVC Shares concerned in the place of such PARTY.

     11.7 Completion of sale and purchase

     The sale and purchase of the JVC Shares  referred to in Clauses  11.2.1 and
11.2.2 (the offer wherefor shall have been accepted in the case described in Clause 11.2.2) shall be completed (subject to the grant of all Appropriate Approvals or, if applicable, the nomination of a 3rd Party Purchaser) at the JVC's registered office within a period of 40 (Forty) days from the date on which the Certified Value is certified or the grant of the last of the Appropriate Approvals whichever shall be the later.

     For the purposes of the completion of such sale and purchase:-

               11.7.1 the PARTY who is the seller of the JVC Shares aforesaid, shall deliver to the purchasing PARTY or, if applicable, the 3rd Party Purchaser nominated, the share certificates to the JVC Shares sold together with valid and registrable forms of transfer thereof executed by such PARTY in favour of the purchasing PARTY or, if applicable, the 3rd Party Purchaser; and

               11.7.2 the purchasing PARTY or, if applicable, the 3rd Party Purchaser shall (against the delivery of the aforesaid share certificates and forms of transfer) pay to the selling PARTY the Certified Value for such JVC Shares after deduction (if applicable) of the costs incurred in establishing the Certified Value thereof.

12.      MUTUAL CO-OPERATION

     12.1 Compliance

     Each PARTY shall do all acts and things within its power (including exercising its voting rights in the JVC for the time being) to procure the implementation of the provisions of this Agreement.

     12.2 Fair operation of Agreement

     In entering into this Agreement, the PARTIES recognise that it is impracticable to make provision for every contingency that may arise in the course of the performance hereof.

     Accordingly, the PARTIES hereby declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interests of any of them and if, in the course of the performance of this Agreement, unfairness to any PARTY is disclosed or anticipated, then the PARTIES shall use their best endeavours to agree upon such action as may be necessary and equitable to remove the cause(s) of the same.



     12.3 Review of provisions

     Without prejudice to the generality of Clause 12.2, the PARTIES hereby expressly agree that if the laws governing this Agreement and/or the interpretation thereof and/or governmental policies affecting the same in force and applied as at the date of this Agreement shall be amended, varied or modified in any manner as a result whereof any PARTY may suffer prejudice (whether by reason of a change in the construction placed on the rights and obligations hereunder of such PARTY or otherwise) then the PARTIES shall review the provisions of this Agreement with a view to making such modifications and alterations of the same as may appear desirable and expedient and so as to restore the PARTIES to their rights and obligations as contemplated as at the date of this Agreement.


13.      CONFIDENTIALITY & PUBLICITY

     13.1 Meanings

     In Clauses 13.2 and 13.3, the expressions "JVC Technical Information" and "MEMC Technical Information" shall have the respective meanings given to such expressions by the TCA and the expression "secret or confidential information" includes all such information and other materials as shall be marked "CONFIDENTIAL" or "SECRET" or is by its nature intended to be retained in confidence) given to or received by a PARTY and whether given by the JVC or another of the JVC Members.

     The expression "Third Party" in Clause 13.3.3 means:-

               13.1.1 in relation to MEMC Technical Information and other secret or confidential information received by the JVC from MEMC pursuant to the TCA, a party other than MEMC; and

               13.1.2 in relation to JVC Technical Information and other secret or confidential information belonging to the JVC, a party other than the JVC.

     13.2 Duty of confidentiality

     Subject to the provisions of Clause 13.3, as from the date of this Agreement and for 10 (Ten) years following the termination for any reason whatsoever of the TCA, each PARTY shall and shall use its best endeavours to cause the JVC to keep confidential:-

               13.2.1 all MEMC Technical Information and other secret or confidential information received by the JVC from MEMC pursuant to the TCA; and

               13.2.2 all JVC Technical Information and other secret and confidential information belonging to the JVC and restrict and use its best endeavours to cause the JVC to restrict access to the same to such directors, officers, employees, and representatives of (as applicable) such PARTY or the JVC as have a reasonable need for such information in carrying out their respective duties on behalf of (as applicable) such PARTY or the JVC.

     Prior to its permitting such of its directors, officers, employees and representatives as aforesaid, access to any MEMC Technical Information and other secret or confidential information received by the JVC from MEMC pursuant to the TCA and/or any JVC Technical Information and other secret and confidential information belonging to the JVC, a PARTY shall require its directors, officers, employees and representatives concerned to execute a confidentiality agreement in terms acceptable to (as applicable) MEMC or the JVC.

     13.3 Exceptions to duty of confidentiality

     A PARTY's duty of confidentiality under Clause 13.2 shall not be applicable to information which:-

               13.3.1 was in the public domain at the time of disclosure or comes into the public domain (otherwise than by reason of a breach by such PARTY of Clause 13.2);

               13.3.2 such PARTY can show by written or other tangible evidence was in its possession at the time of the disclosure and which such PARTY without breach of any obligation is free to disclose to others;

               13.3.3 was received by such PARTY from a Third Party who did not acquire it, directly or indirectly, from (as applicable) MEMC or the JVC under an obligation of confidentiality and which the Third Party without breach of any obligation is free to disclose to others; or

               13.3.4 is required to be disclosed by laws, regulations, or court orders provided that all reasonably necessary steps are taken by such PARTY to the extent permitted by law, government regulations, and court orders to maintain the information as confidential, and provided further that (as applicable) MEMC or the JVC is given advance notice that such a disclosure is being required.

     13.4 Publicity

     Except with the prior written consent of the other PARTIES or when required by law, regulation or other competent authority, a PARTY shall not make or issue or permit or authorise the making or issue of any public statement or announcement or press release concerning this Agreement or any of the transactions hereby contemplated and shall consult with the other PARTIES prior to making or issuing any such public statement or announcement or press release as is permitted by the foregoing provisions.


14.      DURATION

     The provisions of this Agreement shall take effect on the Effective Date and shall continue thereafter in full force and effect until:-

     14.1 the JVC shall be dissolved or otherwise cease to exist as a separate entity; or

     14.2 this Agreement is terminated by mutual consent of the PARTIES; or

     14.3 this  Agreement is terminated  pursuant to the terms hereof.

     Upon the occurrence of any of the aforesaid events, this Agreement shall be deemed to be terminated forthwith except in relation to such obligations hereof as are expressly stated to survive the termination of this Agreement and the rights and remedies of a PARTY in respect of any breach of such surviving obligations and also any breach of any provision of this Agreement occurring prior to the termination of this Agreement.


15.      FORCE MAJEURE

     Neither of the PARTIES shall be in default hereunder by reason of its delay in the performance of or failure to perform any of its obligations hereunder if such delay or failure is caused by any contingency beyond its reasonable control, including, without limitation, war, restraints affecting shipping, strikes, lockouts, fires, accidents, floods, droughts, natural calamities, demand or requirements of any government or of any governmental subdivisions thereof, restraining orders or decrees of any court or judge having jurisdiction. If the event of a force majeure continues for a period of more than 30 (Thirty) days, the PARTIES shall discuss efforts that each can reasonably take to avoid or minimize the effect of said force majeure. If due to an event of force majeure, for a period of 180 (One Hundred And Eighty) days, either PARTY is deprived of a substantial benefit it reasonably anticipated under this Agreement the PARTY so detrimentally impacted may terminate this Agreement by written notice to the other PARTY.

     In the event of such force majeure event, the PARTY prevented from performing its obligations under this section shall promptly give written notice to the other PARTY together with full details.


16.      SEVERABILITY

     Provided that if the invalidity or unenforceability shall not substantially nullify the underlying intent of this Agreement and provided that the invalid or enforceable provisions shall be severable, the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the other terms or provisions herein contained which shall remain in full force and effect.

17.      CORPORATE AUTHORITY

     Within 7 (Seven) days from the date of this Agreement, each PARTY shall deliver to the other PARTY, a copy (certified as true by its Director or Company Secretary) of each of the following documents:-

     17.1  its   Certificate   of   Incorporation   or  other  evidence  of  its
incorporation;

     17.2 its By-Laws (in the case of MEMC) and its Memorandum & Articles of Association in the case of KHAZANAH); and

     17.3 an extract of the resolutions passed by its Directors authorising its entry into and its execution of this Agreement.


18.      MODIFICATIONS TO AGREEMENT & WAIVERS

     18.1 Modifications in writing

     Any modification of or alteration to any part of this Agreement, shall be conferred upon and determined in writing by mutual consultation between the PARTIES.

     18.2 Delay or acquiescence

     No failure or delay on the part of any PARTY in exercising any power or right under this Agreement shall operate as a waiver of such power or right nor shall the knowledge or acquiescence by any party hereto of or in a breach of any terms or conditions of this Agreement constitute a waiver of such terms or conditions.

     18.3 Subsequent breaches not affected

     No waiver by any party hereto of a breach of any term or condition of this Agreement shall constitute a waiver of any subsequent breach of the same or any other term or condition of this Agreement.

     18.4 Waivers to be in writing

     No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by or on behalf of the PARTIES.


19.      ARBITRATION

     19.1 Amicable resolution

     If any dispute or controversy arises at any time out of or in relation to this Agreement, the PARTIES shall seek to resolve the matter amicably through discussions between the PARTIES. If the PARTIES fail to resolve such dispute or controversy within 30 (Thirty) days by amicable arrangement and compromise or when arbitration is otherwise provided for in this Agreement, the Claimant may seek arbitration as set forth in this Clause 19.

     19.2 Reference to arbitration

     Any dispute or controversy arising out of or in relation to or in connection with this Agreement which cannot be amicably resolved as provided in Clause 19.1 may be referred by the Claimant to arbitration by a single arbitrator pursuant to the Rules for Arbitration of the REGIONAL CENTRE FOR ARBITRATION, KUALA LUMPUR then in force in accordance with the provisions of this Clause 19.

     Arbitration under this Clause 19 shall be the exclusive means for a PARTY to seek resolution of any dispute or controversy arising out of, in relation to, or in connection with this Agreement except that any PARTY in dispute may bring an action before a court of competent jurisdiction for the adoption of provisional or protective measures pending the final decision or award of the arbitration.

     The single arbitrator shall be selected by agreement between the PARTIES within 60 (Sixty) days from the date on which the Claimant's request for arbitration is filed with the KLRAC pursuant to Clause 19.3 or, failing agreement between the PARTIES, the KLRAC shall be the appointing authority. The single arbitrator shall be a jurist (with qualifications and experience in a common law jurisdiction) who is not a citizen of either the United States of America or Malaysia.

     The arbitration shall be conducted in Kuala Lumpur.

     The arbitrators shall make every effort to find a solution to the dispute in the provisions of this Agreement, giving full effect to all parts thereof. However, if a solution cannot be found in the provisions of this Agreement, the arbitrator shall apply the substantive law of Malaysia without regard to its choice of law provisions. If there is any conflict between the Rules and this Clause 19, the provisions of this Clause 19 shall govern.

     19.3 Discovery

     The Claimant shall file a request for arbitration with the KLRAC and notify the Respondent in writing of the nature of the claim(s).

     After a request for arbitration of any dispute subject to arbitration under this Agreement has been filed, the PARTIES shall, upon request, make discovery and disclosure of all materials relevant to the subject of the dispute. The arbitrator shall make the final determination as to any discovery disputes between the PARTIES. Examination of witnesses by the PARTIES and by the arbitrator shall be permitted.

     Following the selection of the arbitrator as set forth above, the arbitration shall be conducted promptly and expeditiously so as to enable the arbitrator (to the extent reasonably possible) to render a decision within 120 (One Hundred And Twenty) days after the arbitrator has been appointed.

     19.4 Language of proceedings

     Unless otherwise agreed by the PARTIES in dispute, the arbitration proceedings shall be conducted in English.

     19.5 Arbitral award

     The award of the arbitrator shall be final and binding on the PARTIES in dispute. Judgement on the arbitral award rendered may be entered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     In rendering the award, the arbitrator shall apply the terms and conditions of this Agreement in accordance with the laws governing this Agreement. The arbitrator shall state the reasons upon which the award is based and shall determine how the reasonable expenses of the arbitration are to be borne by the PARTIES in dispute.

     Each PARTY hereby agrees that any judgement  upon an award  rendered by the
arbitration   may  be  executed   against  the  assets  of  each  PARTY  in  any
jurisdiction.

20.      LAW OF AGREEMENT & JURISDICTION

     This Agreement shall be construed and take effect under the laws of Malaysia and, subject to the provisions of Clause 19, the PARTIES hereby submit unconditionally to the non-exclusive jurisdiction of the courts in Malaysia.


21.      NO AGENCY

     None of the provisions herein shall be deemed to constitute an agency between the PARTIES and none of the PARTIES shall have any authority to bind or shall be deemed to be the agent of the other PARTIES for any purpose whatsoever.


22.      LANGUAGE OF AGREEMENT

     The rights and obligations of the PARTIES shall be construed in accordance with the English version of this Agreement which shall be the authoritative version of this Agreement notwithstanding any translation of the same into any other language.


23.      ENTIRETY OF AGREEMENT

     This Agreement constitutes the entirety of the agreement between the PARTIES in relation to the subject matter hereof and supercedes all negotiations and prior agreements between the PARTIES in relation thereto including the Memorandum of Understanding dated 27th September 1995.


24.      NOTICES

     24.1 Modes of service

     All notices hereunder shall be in writing signed by the PARTY by whom it is served or by its solicitors and shall be sufficiently served on the PARTY to whom it is addressed if it is delivered by hand or courier at or sent by pre-paid registered or certified post, telex or telefax (and confirmed forthwith, in the case of a notice sent by telex or telefax, by the delivery by hand or courier or by registered post of a copy of the notice) to the address set forth below of the PARTY to whom it is sent or to such address as one PARTY may from time to time notify to the other PARTY:-

               24.1.1 to MEMC:-

                      President
                      MEMC ELECTRONIC MATERIALS INC
                      501, Pearl Drive
                      City of O'Fallon
                      St. Peters, Missouri
                      United States of America
                      Telefax: (314) 279 5158

               24.1.2 to KHAZANAH:-

                      KHAZANAH NASIONAL BERHAD
                      27th Floor, Tower Block
                      Putra Place
                      100 Jalan Putra
                      50622 Kuala Lumpur
                      Telefax: (603) 441 6340

     24.2 Time of service

     A notice sent:-

               24.2.1 by telex or telefax (and confirmed by the delivery of a copy thereof by hand or by registered post) shall be deemed to have been served at the time (in the place of the receipt thereof) when the transmission by telex or telefax is completed provided in the case of a notice sent by telex, the sender receives at the end of the transmission, the answer back code and telex number of the addressee of such notice; or

               24.2.2 by registered post shall be deemed to have been served on the 7th (Seventh) day occurring after the date on which it is posted; or

               24.2.3 by hand to any address shall be deemed to have been served at the time it is left at such address; or

               24.2.4 by courier shall be deemed to have been served on the 7th (Seventh) day occurring after the date on which it is given to the courier company.

     Notwithstanding the foregoing provisions, if the time or day hereinbefore referred to shall not be a business day (when banks are open for business) in the place of the receipt of the notice given, such notice shall be deemed to be received on the next immediately following business day.

25.      COSTS

     25.1 Agreement

     Each of the PARTIES shall bear its own solicitors' costs and other expenses related to this Agreement. MEMC shall bear the stamp duty on this Agreement.

     25.2 Sale of JVC Shares

     The stamp duty payable on any transfer of JVC Shares shall be borne by the transferee thereof. The stamp duty and other disbursements, if any, chargeable on the transfers of JVC Shares sold and purchased pursuant to an Offer shall be borne by the purchaser thereof.


26.      NON-ASSIGNABILITY

     Neither PARTY may assign its rights hereunder or any interest herein or transfer its obligations hereunder to any person, firm or company without the prior written consent of the other PARTY.


27.      SUCCESSORS-IN-TITLE

     This Agreement is binding upon the respective successors-in-title and permitted assigns of the PARTIES.

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     IN WITNESS  WHEREOF  the PARTIES  have by their  respective  officers  duly authorised hereunto set their hands the day and year first above written.


SIGNED by                                ) /s/ Robert M. Sandfort
                                         )     President and Chief Operating
for and on behalf of                     )     Officer
MEMC ELECTRONIC MATERIALS                )
INC, MEMC aforesaid in the presence of:- )

/s/ Helene F. Hennelly
    Corporate Vice President,
    General Counsel & Secretary


SIGNED by                                ) /s/ Tan Sri Dato' Mohd. Sheriff Bin
                                         )     Mohd. Kassim
for and on behalf of                     )     Managing Director
KHAZANAH NASIONAL BERHAD                 )
KHAZANAH aforesaid in the presence of:-  )

/s/ Salmah Sharif
    Company Secretary/Legal Advisor